Exhibit 99.1

Silver Dragon Reports on 2011 Exploration Results and Discloses 2012 Exploration and Development Plans for its Dadi Silver-Polymetallic Project

BEIJING, February 23, 2011 (PRIME NEWSWIRE) – Silver Dragon Resources Inc. (OTCBB: SDRG) (“the Company”) is pleased to announce that it has completed a geological report on the results from the 2011 drilling program at its award-winning Dadi silver-lead-zinc polymetallic project in Inner Mongolia, Northern China.

The report revealed that the Dadi silver-polymetallic project has demonstrated potentially economic mineralization comprising silver, lead zinc and cadmium. The geological report described two main mineralization zones and provided estimates broken down into two categories, based on the Chinese National Non-ferrous Metal Resource Estimation Standards, category 122b (indicated) and category 333 (inferred), as follows:

  Approximately 725 thousand tonnes of minable ore describing 4.7 million ounces of category 122b silver, 33 million pounds of lead, 33 million pounds of zinc, and 1.2 million pounds of cadmium.
  Approximately 2 million tonnes of minable ore describing 7.8 million ounces of category 333 silver, 97 million pounds of lead, 136 million pounds of zinc, and 24 million pounds of cadmium.

Highlights from the report are as follows:

1. The Dadi silver-lead-zinc property is a key project of Silver Dragon in China. After several years of exploration, Dadi has become a medium-sized polymetallic ore deposit with significant economic potential.

2. In 2011, four drill holes totaling 1,401 metres, tunneling totaling 1,029 metres, and surface trenching totaling 101.1 cubic meters was completed. A total of 303 samples, collected from both drill cores and channel sampling within transverse adits were analyzed.

3. According to the annual exploration report of 2011, polymetallic resources of Dadi were estimated based on Chinese exploration standards. Within two main mineralization zones, total minable ore of 2,941,655 tonnes averaging Ag 104 g/t, Pb 1.04% and Zn 1.55% in mineralization zone I, and Ag 150.13g/t, Pb 1.63%, Zn 2.19% in mineralization zone II, respectively.

4. Three additional mineralization zones with significant resource potential have also been discovered and will be further explored.

5. In 2012, development of Dadi into a producing mine will continue, with the commencement of the construction of the underground mining system, processing plant, tailings dam, and related surface facilities.

The Dadi silver-polymetallic property is a key project of Silver Dragon Resources in Northern China. Since 2006, exploration projects at Dadi have been continuously operated. Based on the annual geological report of 2011, five mineralization zones have been identified in the property and the resources of silver, lead and zinc are controlled and estimated. All the controlled resources make the property a medium-sized polymetallic deposit hosted in Jurassic volcanic series. Development of Dadi into a producing mine will continue in 2012.

In 2011, four drill holes totaling 1,401 metres, tunneling totaling 1,029 metres, and surface trenching totaling 101.1 cubic meters was completed. A total of 303 samples, collected from both drill cores and channel sampling within transverse adits were analyzed. The exploration project focused on the central parts of both mineralization zone I and zone II in order to increase the resource category (category 122b (indicated) and category 333 (inferred) resources based on Chinese Geological Exploration Standards).

The results of the resource estimates are in Table 1 (from the 2011 annual detailed geological exploration report made by Exploration Unit of North China Geological Exploration Bureau). According to the Chinese Geological Exploration Standards, category 122b ore blocks of silver, lead and zinc shown in the longitudinal section map mean that the mineralized bodies are defined by drill holes, surface trenches, and underground tunnels with a 50 m x 50 m exploration grid or even a 50 m x 40 m grid. In contrast, category 333 ore blocks shown in the longitudinal section map have a 50 m x 100 m exploration grid (Fig. 1 and 2).

The average grade for mineralization zone I are Ag 104 g/t, Pb 1.04%, Zn 1.55%; and the average grade for mineralization zone II are Ag 150.13g/t, Pb 1.63%, Zn 2.19% . The minable resources of silver, lead, and zinc, obtained in mineralization zone I and II, are estimated to be 2,941,655 tonnes.

Table 1 - Latest resource estimation of Dadi Ag-Pb-Zn property

Mineralization zone	Mineralized ore block	Average grade				Amount of minable ore (t)	Metal resources (t)
		Ag(g/t)	Pb(%)	Zn(%)	Cd(%)		Ag	Pb	Zn	Cd
I	122b	149.4	2.00	1.50	0.06	133,225	19.9	2,664	1,998	80
	333	59.6	1.08	1.59	0.06	911,828	54.4	9,829	14,533	547
II	122b	211.2	2.05	2.20	0.08	592,332	125.1	12,145	13,031	474
	333-1	153.5	1.54	2.47	0.08	1,062,258	163.1	16,359	26,238	850
	333-2	93.8	1.27	2.44	0.08	242,012	22.7	3,079	5,899	194
Total	122b+333					2,941,655	385.1	44,076	61,699	2,145

Note: Resource estimation is divided into different categories based on Chinese National Non-ferrous Metal Resource Estimation Standards. Category 332 is an estimate defined by surface trenching, drilling and tunneling with advanced exploratory grids. Category 333 is an estimate defined by a single exploration project (surface trench, drill hole or drift) and the grades and thickness of the mineralized body are inferred based on average grades and thickness of all exploration projects used for resource estimation. Category 334 is inferred based on the mineralization area and a single exploration project. Category 332 has relatively higher accuracy and reliability and may be equivalent to indicated resources by CIM standards. Category 122b (inferred) estimates are reserves that are inferred or probable.

Besides silver, lead and zinc, mineralized bodies within the mineralization zones also contain cadmium, which can be a by-product during ore processing. All of these useful metals constitute significant resource values for Dadi.

Fig. 1 - Longitudinal section map of mineralization zone I in Dadi property
http://www.silverdragonresources.com/_img/LongitudinalSectionZoneIDadi.jpg

Fig. 2 - Longitudinal section map of mineralization zone II in Dadi property
http://www.silverdragonresources.com/_img/LongitudinalSectionZoneIIDadi.jpg

Mineralization zones III, IV, and V of the Dadi property also show significant potential resources of silver, lead and zinc based on the exploration results in 2011. Resource estimation of those mineralization zones will be made after further exploration in 2012.

The 2012 exploration plan for Dadi (Table 2) focuses on mineralization zones III, IV, and V. Construction of an underground mining system within mineralization zones I and II will begin. Construction of a 1,350 metre ore adit began in 2011 and will be completed in 2012. Based on systematic sample collection from both mineralization zones I and II completed in 2011, detailed metallurgical testing will be performed to define the economic parameters of the ore bodies. The pre-feasibility study of Dadi property and the ore processing plant design will also be completed this year. It is anticipated that the mining license for Dadi will be obtained in the summer of 2012, and the development plan will be finalized. Table 3 shows the initial budget for exploration and development of Dadi in 2012.

Table 2 - Exploration plan for Dadi in 2012

Qty	Exploration Project Item
500 cubic metres	Trenching
3,000 metres	Tunneling
6,000 metres	Drilling
1,500 samples	Sampling for assaying
5 thin sections	Petrologic study
30 samples	Measurement of ore weight
300 samples	Internal verification of assaying
1	100 point survey on engineering
1	Hydro-geological drill hole
1	Metallurgical analysis

Table 3 - Initial Budget for exploration and development of Dadi property in 2012

Item	Description		Unit	Amount	Unit price (RMB) / US$)	Budget (RMB) / (US$)	Notes
Exploration projects	Drilling	Underground drilling	m	3,950	300 / 46	1,185,000 / 182,308	Including sampling and geological logging
		Surface drilling	m	2,000	570 / 88	1,140,000 / 175,385
	Tunneling	Raise	m	440	2,000 / 308	880,000 / 135,385	As part of the underground mining system
		Adit	m	2,560	1,600 / 246	4,096,000 / 630,154
Development projects	Adit for transportation		m	1,500	1,900 / 292	2,850,000 / 438,462	For exploration and mining
	Main hoisting shaft						To be constructed when needed.
Application for mining license						1,610,000 / 247,692
Design of mining system, ore processing plant and tailings dam						1,000,000 / 153,856
Metallurgical test				1		500,000 / 76,923
Land requisition for mine construction						3,000,000 / 461,538
Construction of ore processing plant and procurement of equipment						50,000,000 / 7,692,307
Other work						2,000,000 / 307,692	Including water source investigation
Total						68,261,000 / 10,501,692

Dr. Tiebing Liu, P. Geo., a “qualified person” within the meaning of NI 43-101, reviewed and participated in the preparation of the technical information disclosed in this news release.

About the Dadi Polymetallic Silver Property

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. (“Sino-Top”), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China.

Geologically, Dadi is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

An independent review of Dadi was completed in Q1-2010, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of May 6, 2010).

A preliminary feasibility study has been completed for Dadi in accordance with Canadian Securities Administrators National Instrument 43-101 Standards of Disclosure for Mineral Projects prepared by Southampton Associates Inc. of Toronto, Canada (see press release of September 7, 2011).

About Sino-Top – China Mining 2009 Award Winner

Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') was incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top. The Chinese partners, Gansu Shengda Group Ltd. – 52%, and HIC – 8%, together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi silver polymetallic project, at the China Mining Congress & Expo 2009.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao), and its Erbahuo Silver mine (via its Chifeng Silver Dragon subsidiary), also in China. For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Dadi silver-polymetallic project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Information inferred from the interpretation of assay results and information concerning mineralization zones may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to future assay results, delays in testing and evaluation of assays, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact
Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com